[LETTERHEAD]

January 8, 2007

Board of Directors
Fonix Corporation
9350 South 150 East, Suite 700
Draper, Utah 84070

Gentlemen:

We have assisted in the preparation of the Registration Statement on Form S 1 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration for resale by one Selling Stockholder of the Company of up to 300,000,000 shares (the "Shares") of common stock, $0.0001 par value per share, of Fonix Corporation, a Delaware corporation (the "Company").

We have examined the Company's Certificate of Incorporation, as amended to date, and the Company's By Laws, as amended to date, and have examined and relied on the originals, or copies certified to our satisfaction, of such records of meetings, written actions in lieu of meetings, or resolutions adopted at meetings, of the directors and stockholders of the Company, all as provided to us by the Company, and such other documents and instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below.

In our examination of the foregoing documents, we have assumed (i) the genuineness of all signatures and the authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents submitted to us as certified or photostatic copies, (iii) the authenticity of the originals of the latter document, and (iv) the legal competence of all signatures to such documents.

Based upon and subject to the foregoing, we are of the opinion that the Shares, when issued and paid for will be duly authorized and validly issued, fully paid and non assessable.

It is our understanding that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S K under the Securities Act and to the use of our name therein and in the related Prospectus under the caption "Legal Matters." In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

Durham Jones & Pinegar

/s/ Durham Jones & Pinegar, P.C.